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Exhibit 8.1

[LETTERHEAD]

June 16, 2010

Kinder Morgan Energy Partners, L.P.
500 Dallas Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the proposed offering by the Partnership from time to time of the Partnership's common units representing limited partner interests (the "Common Units") and debt securities, whether senior or subordinated (collectively, the "Debt Securities"). The Partnership is filing with the Securities and Exchange Commission (the "Commission") an automatic registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Units and the Debt Securities. We have been asked by the Company to render this opinion.

        We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of Kinder Morgan G.P., Inc., the general partner of the Partnership, Kinder Morgan Management, LLC, the delegate of Kinder Morgan G.P., Inc., and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein.

        Based on the foregoing, all statements of legal conclusions in the Registration Statement under the caption "Material Income Tax Consequences," unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading "Material Income Tax Consequences" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

                      Very truly yours,

                      /s/ Bracewell & Giuliani LLP

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  Exhibit 8.1